CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated October 18, 2007 on the August 31, 2007 financial statements of the Claymore Exchange-Traded Fund Trust comprised of the Claymore/BIR Leaders 50 ETF, the Claymore/BIR Leaders Mid-Cap Value ETF, the Claymore/BIR Leaders Small-Cap Core ETF, the Claymore/BNY BRIC ETF, the Claymore/Clear Mid-Cap Growth Index ETF, the Claymore/Clear Spin-Off ETF, the Claymore/Great Companies Large-Cap Growth Index ETF, the Claymore/IndexIQ Small-Cap Value ETF, the Claymore/LGA Green ETF, the Claymore/Ocean Tomo Growth Index ETF, the Claymore/Ocean Tomo Patent ETF, the Claymore/Sabrient Defender ETF, the Claymore/Sabrient Insider ETF, the Claymore/Sabrient Stealth ETF, the Claymore/Zacks Growth & Income Index ETF, the Claymore/Zacks Mid-Cap Core ETF, the Claymore/Zacks Sector Rotation ETF and the Claymore/Zacks Yield Hog ETF in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551).


                                                           ERNST & YOUNG LLP

Chicago, Illinois
December 28, 2007